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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2004

SCP POOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(985) 892-5521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 7.01 Regulation FD Disclosure.

     On January 3, 2005, SCP Pool Corporation issued the press release attached hereto as Exhibit 99.1.

Item 8.01 Other Events

     Effective December 30, 2004, SCP Pool Corporation (“POOL”) completed its previously announced acquisition of certain distribution assets of Latham International LP’s Canadian subsidiary, Pool Tech Distribution Inc (“Pool Tech”). The acquisition was effected pursuant to an Asset Exchange Agreement, dated November 12, 2004, by and among POOL, its subsidiary Les Industries R.P. Inc., and Latham Acquisition Corp. (“LAC”).*

     Effective December 29, 2004, POOL also completed its previously announced divesture of its manufacturing assets located in Fort Wayne, Indiana. In exchange for the manufacturing assets of its subsidiary, Fort Wayne Pools, Inc., POOL received a minority interest in LAC. This acquisition was effected pursuant to an Asset Contribution Agreement, dated November 12, 2004, by and among POOL, its subsidiary, Fort Wayne Pools, Inc. (now known as Splash Holdings, Inc.), and LAC.*

* The Asset Exchange Agreement and the Asset Contribution Agreement will be filed with POOL’s Form 10-K for the fiscal year ended December 31, 2004.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

     99.1 Press release issued by SCP Pool Corporation on January 3, 2005, announcing completion of Canadian distribution acquisition and divesture of its direct holdings of North American manufacturing assets.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCP POOL CORPORATION
By:	/s/ Manuel J. Perez de la Mesa
Manuel J. Perez de la Mesa
President and Chief Executive Officer

Dated: January 3, 2005